UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest reported): November 8, 2006

THOMAS EQUIPMENT, INC.
(Exact name of registrant as specified in charter)

Delaware	333-44586	58-3565680
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1818 North Farwell Avenue, Milwaukee, WI	53202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (312) 224-8812

Copies to:
Gregory Sichenzia, Esq.
Thomas A. Rose, Esq.
Sichenzia Ross Friedman Ference LLP
1065 Avenue of the Americas
New York, New York 10018
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement;

Item 2.03 Creation of a Direct Financial Obligation; and

Item 3.02 Unregistered Sales of Equity Securities.

On November 8, 2006, Pneutech, Inc. (“Pneutech”), a wholly-owned subsidiary of Thomas Equipment, Inc. (the “Company”), obtained $3,533,228 (CD$4,000,000) of financing in the form of junior secured notes. The funds were provided by Laurus Funds Master Fund, Ltd. (“Laurus”) and Federal Partners, L.P., in equal amounts. The notes mature on May 9, 2007 and bear interest at the “prime rate”, plus 7%, payable monthly in arrears commencing December 1, 2006; provided that interest in the amount 5% of the principal balance shall be paid on maturity rather than monthly. The notes can be prepaid without penalty and contain customary default provisions. All amounts due under the notes are secured by Pneutech’s assets, subject to a subordination agreement with Pneutech’s principal lender and Laurus.

In connection with the financing and related agreements, Thomas issued Laurus and Federal Partners, L.P., warrants to purchase an aggregate of 202,650,000 shares of Thomas common stock, of which 50% are exercisable at $.125 per share and 50% are exercisable at $.01 per share, each for a period of ten years. The shares of common stock issuable upon exercise of the warrants are subject to registration rights. In addition, the exercise price of the warrants previously issued to Laurus was reduced to $.125 and the aggregate number of shares issuable upon exercise of the warrants was increased to 79,333,341. Proceeds of the financing will be used to acquire inventory for customer orders supported by purchase orders in hand and to pay for certain costs in connection with the financing. Thomas also agreed to issue an identical number and type of warrants to Luther Capital Management LLC as partial compensation for Michael S. Luther serving in the position of Chief Restructuring Officer.

Concurrently, holders of Thomas’ Series A Convertible Preferred Stock entered into forbearance agreements with Thomas. Under terms of the forbearance agreement, holders of the Series A Convertible Preferred Stock agreed to refrain from taking any action against Thomas in connection with defaults under the terms of the Preferred Stock which occurred prior to November 8, 2006. Such forbearance will be accelerated if Thomas defaults under the forbearance agreement, if debt in excess of $50,000 is accelerated or if there is a material adverse change in Thomas’ business or operations. In connection with the forbearance agreements, the conversion price of the Preferred Stock was reduced to $.125. The exercise price of the warrants previously issued to the Preferred Stockholders was reduced to $.125 and the aggregate number of shares issuable upon exercise of the warrants was increased to 53,066,657. In addition, the exercise price of warrants previously issued to the Preferred Stockholders in connection with the payment of dividends was reduced to $.125 and the aggregate number of shares issuable upon exercise of the warrants was increased to 8,063,658.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a)	Financial statements of businesses acquired.

Not applicable.

(b)	Pro forma financial information.

Not applicable.

(c)	Exhibits

Exhibit Number	Description
4.1	Secured Term Note issued to Laurus Master Fund, Ltd., dated as of November 8, 2006
4.2	Secured Term Note issued to Federal Partners, LP, dated as of November 8, 2006
4.3	Form of Common Stock Purchase Warrant
4.4	Registration Rights Agreement dated as of November 8, 2006 by and among Thomas Equipment, Inc., Laurus Master Fund, Ltd. and Federal Partners, LP
4.5	Form of Forbearance Agreement with Preferred Stock Holders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THOMAS EQUIPMENT, INC.

Date: February 20, 2007	/s/ MICHAEL S. LUTHER
Michael S. Luther, Chief Restructuring Officer